SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 17, 2004

IMPAC Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50082	94-3109238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Evelyn Avenue, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 623-8800

(Former name or former address if changed since last report)

Item 7. Exhibits.

99.1	IMPAC Medical Systems, Inc. Press Release dated August 17, 2004.

Item 12. Results of Operations and Financial Condition.

On August 17, 2004, IMPAC Medical Systems, Inc. issued a press release announcing that it has delayed the filing of its Form 10-Q for the quarter ended June 30, 2004 due to the resignation of Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditors. Deloitte resigned due to a disagreement with management concerning management’s application of Statement of Position (SOP) 97-2, “Software Revenue Recognition”, with respect to the timing of its recognition of certain revenues in its restated financial statements for the fiscal years ended September 30, 2001 through 2003 filed in April 2004. The press release also announced preliminary results for the quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MEDICAL SYSTEMS, INC.

By:	/s/ KENDRA A. BORREGO
Kendra A. Borrego Chief Financial Officer

Date: August 17, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	IMPAC Medical Systems, Inc. Press Release dated August 17, 2004.

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